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                                                                       EXHIBIT 5

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
                                                      HELLER, HOROWITZ & FEIT, P.C.
JACOB W. HELLER                                           ATTORNEYS AT LAW                                          COUNSEL
RICHARD F. HOROWITZ                                      292 MADISON AVENUE                                     ROBERT C. MALABY
ELI FEIT                                                NEW YORK, N.Y. I00I7
LAWRENCE J. TOSCANO                                        (2I2) 685-7600                                        CABLE ADDRESS
STUART A. BLANDER                                                                                               HELLFEITER, N.Y.
SIGMUND S. WISSNER-GROSS
MAURICE W. HELLER                                                                                                  TELECOPIER
ALAN A. HELLER                                                                                                   (2I2) 696-9459
IRVING ROTHSTEIN
                                                                                                                 WORLD WIDE WEB
MAY ORENSTEIN                                                                                                HTTP://WWW.HHANDF.COM
LOUIS A. BRILLEMAN
JOEL C. HAIMS                                                                                                   WRITERS E-MAIL
CLIFFORD J. BOND                                                                                             IROTHSTEIN@HHANDF.COM
ALLEN M. EISENBERG
JOSEPH H. CARLISLE
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                                                                April 3, 1998

Worlds Inc.
15 Union Wharf
Boston, MA 02109

Gentlemen:

                  As counsel for your Company, we have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

                  We have also, as such counsel, examined the Registration Statement (the Registration Statement) of your Company on Form SB-2, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and resale of (i) up to 2,000,000 shares of Common Stock, par value $.001 (the "Common Stock"), (ii) up to 5,294,000 shares of Common Stock, (iii) 160,375 shares of Common Stock underlying Warrants, and (iv) 150,000 shares of Common Stock underlying options, all of which are being registered on behalf of selling stockholders (collectively, items (i) - (iv), the Registered Securities). Our review has also included the exhibits and forms of prospectus (the Prospectus) for the resale of the Registered Securities.

                  On the basis of such examination, we are of the opinion that:

                  1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of New Jersey, with corporate power to conduct the business which it conducts as described in the Registration Statement.

                  2. The Common Stock identified above in item (ii) has been fully paid and is duly and validly issued and is nonassessable, and as to the Common Stock identified in items (i), (iii) and (iv), subject to the payment therefore pursuant to their terms, will be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.




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Heller, Horowitz & Feit, P.C.

Worlds Inc.
April 3, 1998
Page 2

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters."

                                                 Very truly yours,

                                                 /S/
                                                 ------------------------------
                                                 HELLER, HOROWITZ & FEIT, P.C.